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                                 THOMAS, RONDEAU
                                Business Lawyers*

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Suite 1525 - 625 Howe Street                          Telephone: (604) 688-6775
Vancouver, British Columbia                           Facsimile: (604) 688-6995
Canada  V6C 2T6                               E-Mail: cthomas@thomasrondeau.com




November 28, 2001                                          Our File No.: 1052-16



Zoom Telephonics Inc.
207 South Street
Boston, Massachusetts
U.S.A.  02111



Dear Sirs:

Re:      Zoom Telephonics, Inc.
         Registration Statement On Form S-4
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We acted as Canadian counsel to Zoom Telephonics, Inc., a corporation incorporated under the CANADA BUSINESS CORPORATIONS ACT (the "Corporation"), in connection with the continuation of the Corporation to the State of Delaware (the "Continuation") as described in the Registration Statement on Form S-4 (the "Registration Statement") the Corporation is filing with the Securities and Exchange Commission under the SECURITIES ACT of 1933, as amended (the "Securities Act"). After the Continuation, each outstanding share of common stock of the Corporation will be converted into a common share of Zoom Telephonics, Inc., a Delaware corporation formed pursuant to the continuation. Except as otherwise provided, capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement and the Proxy Statement/Prospectus, which is contained in and made part of the Registration Statement (the "Proxy Statement/Prospectus"), and in the exhibits thereto.

This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act. In connection with this opinion, we have examined, and are familiar with: (i) the Registration Statement and the Proxy Statement/Prospectus, and (ii) such other presently existing documents, records and matters of law as we have deemed appropriate in order to enable us to render this opinion.

In rendering this opinion, we have assumed the following (without any independent investigation or review thereof):

1. The legal capacity of all natural persons, the authenticity of original documents submitted to us, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies, the genuineness of all signatures and the due execution and delivery of all documents;

2. The truth and accuracy at all relevant times of the representations, warranties and statements of fact made or to be made by the Corporation and its management, employees, officers directors

                *An Association of Lawyers and Law Corporations

                                      -2-

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     and shareholders in connection with the Continuation, including, but not limited to, those set forth in the Registration Statement; and

3. The Continuation will be in accordance with section 188 of the CANADA BUSINESS CORPORATIONS ACT, R.S.C. 1985, c.C-44 as amended.

Based upon the assumptions, and subject to the limitations and qualifications set forth herein, we are of the opinion that the discussion in the Proxy Statement/Prospectus included as part of the Registration Statement under the caption "Canadian Income Tax Considerations" (the "Tax Section"), insofar as it relates to a description of the federal income tax laws of Canada, is a fair and accurate summary of the matters addressed therein based upon current law and the facts and assumptions stated or referred to therein. Because this opinion is being delivered prior to the effective time of the Continuation, it must be considered prospective and dependent upon future events. There can be no assurance that changes in the law will not take place which could affect the Canadian federal income tax consequences of the Continuation or that contrary positions may not be taken by the Canada Customs and Revenue Agency. No opinion is expressed as to any Canadian federal income tax consequences other than as described in the Tax Section. No opinion is expressed as to any tax consequences under United States law, or any other foreign, federal, state or local tax law.

No opinion is expressed as to any federal income tax consequence of the Continuation except as specifically set forth herein. This opinion may not be relied upon except with respect to the consequences specifically discussed herein. By rendering this opinion, we undertake no responsibility to update this opinion after the date hereof for any reason, including but not limited to, any new or changed facts or law which come to our attention after the date hereof. This opinion is being delivered to you solely in connection with the Proxy Statement/Prospectus and is intended solely for the benefit of the Corporation.

This opinion may not be relied upon or utilized for any other purpose or by any other person or entity without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Canadian Income Tax Considerations" and "Legal Matters" in the Registration Statement.

Yours truly,

/s/ Thomas Rondeau
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THOMAS, RONDEAU